UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	March 20, 2007
(Date of earliest event reported):	March 19, 2007
Commission File No. 0-10587

Fulton Financial Corporation

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |  |  Written communications pursuant to Rule 425 under the  Securities Act

     |  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     |  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     |  |  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2007, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Fulton Financial Corporation (the “Corporation”) confirmed that the Corporation had achieved the designated earnings per share threshold when compared to the performance peer group set forth in the Corporation’s Variable Compensation Bonus Plan, approved in 2006 (“Bonus Plan”). The Committee then reviewed the 2006 “scorecards” and the individual critical performance factors set for each of the Corporation’s senior executive officers (“Executive Officers”) pursuant to the Bonus Plan. Based on the Committee’s review of the Executive Officers’ 2006 performance, and taking into consideration R. Scott Smith, Jr.’s recommendations to the Committee with regard to the other Executive Officers, the Committee approved payment under the Bonus Plan of cash incentive compensation at the “target” levels previously set for each of the Executive Officers.

On March 20, 2007, the Committee reported to the Board of Directors their decision regarding the 2006 Bonus Plan cash incentive compensation for the Executive Officers. The independent directors of the Board of Directors approved the recommendations of the Committee, and the following table sets forth the 2006 Bonus Plan awards to each of the Executive Officers:

Name	Position	2006 Bonus Plan Awards
R. Scott Smith, Jr.	Chairman, Chief Executive Officer and President of Fulton Financial Corporation	$381,607
Charles J. Nugent	Senior Executive Vice President and Chief Financial Officer of Fulton Financial Corporation	$167,440
Richard J. Ashby, Jr.	Senior Executive Vice President of Fulton Financial Corporation; Chairman and Chief Executive Officer of Fulton Financial Advisors, N.A.	$141,750
Craig H. Hill	Senior Executive Vice President of Fulton Financial Corporation - Human Resources	$49,675
James E. Shreiner	Senior Executive Vice President of Fulton Financial Corporation - Administrative Services	$102,052
E. Philip Wenger	Senior Executive Vice President of Fulton Financial Corporation – Community Banking; Chairman of Fulton Bank	$112,330

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 20, 2007	Fulton Financial Corporation By: /s/ Charles J. Nugent
Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

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